As filed with the Securities and Exchange Commission on March 28, 2024
Registration No. 333-278027
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bitdeer Technologies Group
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone: +65 62828220
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Will H. Cai, Esq.
Daniel I. Goldberg, Esq.
Reid S. Hooper, Esq.
Cooley LLP
55 Hudson Yards
New York, NY 10001
+1 212 479-6000
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Bitdeer Technologies Group (the “Registrant”) is filing this registration statement, which contains two prospectuses:
•	a base prospectus that covers the offering, issuance and sale of up to US$750,000,000 of the Company’s ordinary shares, debt securities and warrants; and
•
a sales agreement prospectus supplement that covers the offering and sale of up to US$250,000,000 of the Company’s Class A Ordinary Shares that may be issued and sold under the At Market Issuance Sales Agreement (the “sales agreement”) among the Company and B. Riley Securities, Inc., Cantor Fitzgerald & Co., Needham & Company, LLC, StockBlock Securities LLC, Roth Capital Partners, LLC and Rosenblatt Securities Inc., dated March 18, 2024.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The Class A Ordinary Shares that may be issued and sold pursuant to the sales agreement prospectus supplement are included in the US$750,000,000 of securities that may be issued and sold by the Company pursuant to the base prospectus. Any portion of the US$250,000,000 included in the sales agreement prospectus supplement that remains unsold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 28, 2024
PROSPECTUS
Bitdeer Technologies Group
US$750,000,000

Ordinary Shares
Debt Securities
Warrants
We may offer and sell from time to time, in one or more offerings, up to US$750,000,000 of any combination of the following securities: ordinary shares, debt securities and warrants (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 23 of this prospectus.
Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On March 27, 2024, the last reported sales price of our Class A Ordinary Shares was US$6.92 per share.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 9 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.
None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to US$750,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
On April 13, 2023 (the “Closing Date”), we consummated our previously announced business combination pursuant to that certain Amended and Restated Agreement and Plan of Merger dated December 15, 2021 (as amended on May 30, 2022, December 2, 2022 and March 7, 2023, the “Merger Agreement”), by and among Bitdeer Technologies Holding Company, Bitdeer Technologies Group, Blue Safari Group Acquisition Corp. (“BSGA”), Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Bitdeer Technologies Group (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Bitdeer Technologies Group (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”).
As contemplated by the Merger Agreement, (i) BSGA Merger Sub 1 merged with and into BSGA, with BSGA surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “First SPAC Merger”), (ii) immediately following the First SPAC Merger, BSGA merged with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Second SPAC Merger”, together with the First SPAC Merger, the “Initial Mergers”), (iii) immediately following the Initial Mergers, Bitdeer Merger Sub merged with and into Bitdeer, with Bitdeer surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Acquisition Merger”, together with the Initial Mergers and other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of and upon consummation of the Business Combination, the shareholders of Bitdeer and securityholders of BSGA became shareholders and securityholders of our company, Bitdeer Technologies Group.

MARKET PRICE INFORMATION
Class A Ordinary Shares are currently listed on Nasdaq under the symbol “BTDR”. On March 27, 2024, the closing price for each Class A Ordinary Share was US$6.92. The market price of Class A Ordinary Shares could vary at any time.
FREQUENTLY USED TERMS
In this prospectus, unless the context otherwise requires, the “Company,” “Bitdeer” and references to “we,” “us,” or similar such references should be understood to be references to Bitdeer Technologies Group and its subsidiaries. When this document refers to “Bitdeer” “we,” “us,” or similar such references in the context of discussing Bitdeer’s business or other affairs prior to the consummation of the Business Combination on April 13, 2023, it refers to the business of Bitdeer Technologies Holding Company and its subsidiaries. Following the date of consummation of the Business Combination, references to “Bitdeer” “we,” “us,” or similar such references should be understood to refer to Bitdeer Technologies Group and its subsidiaries. References to “BSGA” should be understood to refer to Blue Safari Group Acquisition Corp.
Certain amounts and percentages that appear in this document may not sum due to rounding. Unless otherwise stated or unless the context otherwise requires, in this document:
“Bitdeer Convertible Note” means the US$30,000,000 8% coupon unsecured convertible notes due July 2023 issued pursuant to such subscription agreement dated July 23, 2021 between Bitdeer and VENTE Technology Growth Investments L.P. as the noteholder, as amended by the First Amendment to Definitive Certificate for the Convertible Notes, dated December 15, 2021, by the same parties, and further amended by the Second Amendment to Definitive Certificate for the Convertible Notes, dated July 22, 2023, by the same parties, as a result of which we have repaid US$7 million in principal (and interest accrued thereon from July 1, 2023) of the then outstanding notes, and extended the maturity of the Bitdeer Convertible Note to July 21, 2025, by when we will pay the remainder of the notes.
“Bitdeer Merger Sub” or “Merger Sub 3” means Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of the Company.
“Bitdeer Ordinary Shares” means the ordinary shares in the share capital of Bitdeer.
“Bitdeer Plan” means the 2021 Share Incentive Plan adopted by Bitdeer on July 20, 2021, as amended from time to time.
“Bitdeer Preference Shares” means the preference shares in the share capital of Bitdeer.
“Bitdeer RSUs” means the restricted share units to acquire Bitdeer Shares issued pursuant to an award granted under the Bitdeer Plan.
“Bitdeer Shares” means the Bitdeer Ordinary Shares and the Bitdeer Preference Shares.
“Bitdeer Total Shares” means, as of immediately prior to the Acquisition Effective Time (as defined in the Merger Agreement), (i) the sum of the number of issued and outstanding Bitdeer Shares (on an as-converted basis), (ii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon the settlement of all vested Bitdeer RSUs as of immediately prior to the Acquisition Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Bitdeer RSUs in connection with the consummation of the Acquisition Merger) and (iii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon conversion of the Bitdeer Convertible Note.
“Business Combination” means the transactions contemplated by the Merger Agreement.
“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Class V Ordinary Shares” means the Class V ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Closing Date” means April 13, 2023.
“COVID-19” means the novel coronavirus.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing the Per Share Equity Value by US$10.00, which is approximately 0.00858.
“IAS” means International Accounting Standard.
“IASB” means International Accounting Standards Board.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Investment Company Act” or “1940 Act” means the Investment Company Act of 1940, as amended.
“JOBS Act” means the Jumpstart our Business Startups Act of 2012.
“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated December 15, 2021, by and among the Company, BSGA, Bitdeer and other parties thereto, which amended and restated the Agreement and Plan of Merger dated November 18, 2021, as amended by (i) the First Amendment to Amended and Restated Agreement and Plan of Merger, dated May 30, 2022, by and among the same parties, (ii) the Second Amendment to Amended and Restated Agreement and Plan of Merger, dated December 2, 2022, by and among the same parties, and (iii) the Third Amendment to Amended and Restated Agreement and Plan of Merger, dated March 7, 2023, by and among the same parties.
“Nasdaq” means the Nasdaq Stock Market.
“Ordinary Shares” means Class A Ordinary Shares and/or Class V Ordinary Shares (as appropriate).
“PFIC” means a passive foreign investment company.
“Per Share Equity Value” means the quotient obtained by dividing US$1.18 billion by the Bitdeer Total Shares.
“Rule 144” means Rule 144 under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“U.S. Dollars” and “US$” means United States dollars, the legal currency of the United States.
“U.S. GAAP” means generally accepted accounting principles in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.
Bitdeer desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:
•	price and volatility of Bitcoin and other cryptocurrencies;
•	our ability to maintain competitive positions in proprietary hash rate;
•	our ability to procure mining machines at a lower cost;
•	our ability to expand mining datacenters;
•	our ability to control electricity cost;
•	our ability to make effective judgments regarding pricing strategy and resource allocation;
•	our ability to upgrade and expand product offerings;
•	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations;
•	the impact of health epidemics, including the COVID-19 pandemic;
•	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;
•	the risks that the Business Combination’s benefits do not meet the expectations of investors or securities analysts;
•	the volatility of the market price of the Class A Ordinary Shares, which could cause the value of your investment to decline;
•	the risk that an active trading market for Class A Ordinary Shares may never develop or be sustained;
•	potential litigation relating to the Business Combination;
•	our ability to maintain the listing of Class A Ordinary Shares on the Nasdaq;
•	the price of our securities has been and may continue to be volatile;
•	unexpected costs or expenses;
•	future issuances, sales or resales of Class A Ordinary Shares;
•	an active public trading market for our Class A Ordinary Shares may not develop or be sustained; and
•	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

OUR COMPANY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 9 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.
Our Company
Overview
We are a world-leading technology company for blockchain and high-performance computing. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. We also offer advanced cloud capabilities to customers with high demand for artificial intelligence. Headquartered in Singapore, we currently operate six mining datacenters in the United States, Norway and Bhutan with an aggregate electrical capacity of 895MW as of February 29, 2024. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of February 29, 2024, our proprietary hash rate reached 8.4 EH/s. Together with the 13.6 EH/s hosting hash rate generated from mining machines hosted in our mining datacenters, we possessed a total of 22.0 EH/s of hash rate under management as of February 29, 2024.
To date, we primarily operate three business lines – “self-mining,” “hash rate sharing” and “hosting.” Self-mining (formerly known as “proprietary mining”) refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, we sell our proprietary hash rate to customers. We offer hash rate subscription plans at fixed price and share mining income with them under certain arrangements. Through Hash Rate Marketplace, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining machine hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining machines from which they derive computing power under a “group-buying” model, or send their mining machines to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount.
We source mining machines from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. As a result, the majority of our mining machines are spot machines for the most recent and most commonly used models procured at a favorable price, which ensures high energy efficiency and stable hash rate supply both in quality and in quantum. We also engage in the sales of mining machines from time to time. We stay at the forefront of technology development. As a market player who is able to obtain a hash rate unit of 1TH/s through our hash rate slicing technology, we have been successfully maintaining a less than 1% fluctuation for 99% of our hash rate sales contracts as of December 31, 2023.
Corporate Information
We were created as “Bitdeer Technologies Holding Company” in January 2021 to separate the Cloud Hash Rate business, the self-mining business and the business of providing dynamic hosting solutions (collectively, the “Bitdeer Business”) and the mining pool business (the “BTC.com Pool Business”), following a corporate reorganization of BitMain Technologies Holding Company. In February 2021, we established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) to separate the BTC.com Pool Business following a corporate reorganization of our group. The separation was consummated in April 2021, when we distributed by way of dividend in kind the shares of Blockchain Alliance to the then existing shareholders of our group.
In April 2023, the Business Combination was completed, upon which “Bitdeer Technologies Group”, an exempted company under the laws of Cayman Islands, became the ultimate corporate parent of our group, and the Class A Ordinary Shares were listed on the Nasdaq under the symbol “BTDR.”

Our registered office is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, and our principal executive office is 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our principal website address is https://www.bitdeer.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.
Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our most recent Annual Report on Form 20-F, incorporated herein by reference.
Controlled Company
Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:
•	that a majority of the board of directors consists of independent directors;
•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;
•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.
We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.
DIVIDEND POLICY
We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.
The distribution of dividends may also be limited by the Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under the Company’s articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See “Description of Securities” and “Tax Considerations” for additional information.

DESCRIPTION OF SECURITIES
The Class A Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A Ordinary Shares and Class V Ordinary Shares.
Description of Ordinary Shares
Ordinary Shares
General. Our Ordinary Shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class V Ordinary Shares. Holders of our Class A Ordinary Shares and Class V Ordinary Shares shall have the same rights except for voting and conversion rights. See “––Voting Rights” below for additional information. Class V Ordinary Shares shall only be held by (i) Mr. Jihan Wu (the “Founder”), (ii) all limited partnerships, private companies or other vehicles of which more than 50% beneficial ownership or voting power are held directly or indirectly by the Founder, and (iii) a trust controlled by the Founder for the benefit of the Founder or his family, and all limited partnership, private companies or other vehicles wholly owned by such trust, including without limitation, Victory Courage Limited (collectively, “Founder Entities”).
Conversion. Each Class V Ordinary Share shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on any transfer by a Founder Entity to a person or entity that is not a Founder Entity of any beneficial ownership of, or economic interest in, such Class V Ordinary Share or the control over the voting rights attached to such Class V Ordinary Share (through any contracts, voting proxies or otherwise); provided, however, that on the grant by a Founder Entity of any lien, charge, mortgage or other encumbrance (a “Security Interest”) over the Class V Ordinary Shares held by it, unless and until the legal ownership of such shares is transferred pursuant to such Security Interest (including any enforcement or foreclosure in connection therewith).
Each Class V Ordinary Share is convertible into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof. Each Class V Ordinary Share held by a Founder Entity shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) upon the death or incapacity of the Founder.
Dividends. The holders of our Ordinary Share are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid.
Voting Rights. Holders of our Ordinary Share have the right to receive notice of, attend and vote at general meetings of our Company. Holders of our Class A Ordinary Share and Class V Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one (1) vote and each Class V Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total Ordinary Share which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the Ordinary Shares which are cast by those of our shareholders who are entitled to do so attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of Ordinary Shares which cast by those of our shareholders who are entitled to do so attend and vote at the meeting.
A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Share may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act, to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy, who alone or together hold not less than 50% of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.
The Cayman Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Cayman Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of our company.
Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and
•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.
If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares. Subject to the Cayman Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by a special resolution of our shareholders and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.
Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account) if our company can, immediately following on which such payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares, or the redemption or purchase of any shares of any class by us. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights..
Issuance of Additional Shares. Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, conversion rights, voting rights;
•	the rights and terms of redemption and liquidation preferences; and
•	any other powers, preferences and relative, participating, optional and other special rights.
Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.
Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company. We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.
Differences in Corporate Law
The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States.
Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the required majority vote have been met;
•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.
The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders ;

•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained ; and
•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.
Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.
Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.
Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders who alone or together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings on the date of deposit of the requisition, our board of directors will be required to convene an extraordinary general meeting. As a Cayman Islands exempted company, we may but are not obliged by law to call shareholders’ annual general meetings. See “—Description of Securities—General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.
Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed only for cause by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.
Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if at any time our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.
Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Share Repurchase Program
On June 16, 2023, subject to a 10b5-1 Stock Repurchase Agreement dated June 16, 2023, our board of directors authorized the repurchase of up to US$1,000,000 of the Class A Ordinary Shares (the “Repurchase Program”), effective until September 15, 2023. The Repurchase Program was subsequently extended by our board of directors to be effective until December 15, 2023. We may repurchase all or a portion of our authorized repurchase amount. The Repurchase Program does not obligate us to repurchase any specific number of the Class A Ordinary Shares and the Repurchase Program may be suspended or terminated at any time at our management’s discretion. Pursuant to the Repurchase Program, as of the date of this prospectus, we have repurchased 606,756 Class A Ordinary Shares for approximately US$2.6 million.
Description of Debt Securities, Warrants and Rights and Other Securities
Description of Debt Securities
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class A Ordinary Shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.
Description of Warrants
We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Description of American Depositary Shares
Not applicable.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bitdeer Technologies Group, the trustees, the warrant agents, the unit agents or any other agent of Bitdeer Technologies Group, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle (a) in two business days, prior to May 28, 2024 and (b) in one business day starting on May 28, 2024, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

EXPENSES RELATED TO THE OFFERING
The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Amount
SEC registration fee	US$110,700
FINRA filing fee	US$113,000
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Financial printing and miscellaneous expenses	(1)
Total	(1)
(1)	These fees and expenses cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Ordinary Shares by a “U.S. Holder” (as defined below). This discussion applies only to Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:
•	banks or other financial institutions;
•	insurance companies;
•	mutual funds;
•	pension or retirement plans;
•	S corporations;
•	broker or dealers in securities or currencies;
•	traders in securities that elect mark-to-market treatment;
•	regulated investment companies;
•	real estate investment trusts;
•	trusts or estates;
•	tax-exempt organizations (including private foundations);
•	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar;
•	certain U.S. expatriates or former long-term residents of the United States;
•	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;
•	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;
•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;
•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;
•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and
•	corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.
This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:
•	an individual who is a U.S. citizen or resident of the United States;
•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Ordinary Shares
Subject to the PFIC rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.
As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.
Sale or Other Taxable Disposition of Ordinary Shares
Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.
If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.
U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.
Passive Foreign Investment Company Rules
The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
Based on the Company’s analysis of its income, assets, activities, and market capitalization, the Company believes that it was not a PFIC for its taxable year ended December 31, 2023. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Class A Ordinary Shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of the Company’s income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although the Company currently treats these items of income as active, such treatment is uncertain. Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.
Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections
If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.
If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.
The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.
If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.
Related PFIC Rules
If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.
THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.
THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

LEGAL MATTERS
Bitdeer is being represented by Cooley LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of Ordinary Shares has been passed on by Ogier.
EXPERTS
The consolidated financial statements of Bitdeer Technologies Group and its subsidiaries as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, as incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of MaloneBailey, LLP is 10370 Richmond Avenue, Houston, TX 77042.
ENFORCEABILITY OF CIVIL LIABILITY
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•	political and economic stability;
•	an effective judicial system;
•	tax neutrality;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.
However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:
(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://www.bitdeer.com/. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024; and
•
the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Tel: +65 62828220
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

Bitdeer Technologies Group
US$750,000,000
Ordinary Shares
Debt Securities
Warrants
   , 2024
You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 28, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus Dated    , 2024)
Bitdeer Technologies Group
Up to US$250,000,000
Class A Ordinary Shares
We have entered into an At Market Issuance Sales Agreement with B. Riley Securities, Inc. (“B. Riley Securities”), Cantor Fitzgerald & Co. (“Cantor”), Needham & Company, LLC (“Needham”), StockBlock Securities LLC (“StockBlock”), Roth Capital Partners, LLC (“Roth”) and Rosenblatt Securities Inc. (“Rosenblatt”; each of B. Riley Securities, Cantor, Needham, StockBlock, Roth and Rosenblatt, individually a “sales agent” and collectively, the “sales agents”), dated March 18, 2024, relating to the sale of our Class A ordinary shares, with a par value of US$0.0000001 each, offered by this prospectus supplement and the accompanying prospectus (such agreement, the “sales agreement”). In accordance with the terms of the sales agreement, under this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to US$250,000,000 from time to time through or to the sales agents, as agent or principal.
Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the sales agreement, the sales agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The designated sales agent will be entitled to compensation at a commission rate up to 3.0% of the gross sales price of any ordinary shares sold under the sales agreement. In connection with the sale of ordinary shares on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the sales agents.
Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On March 27, 2024, the last reported sales price of our Class A Ordinary Shares was US$6.92 per share.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-11 of this prospectus supplement and any risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.
None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
B. Riley Securities	Cantor	Needham & Company
Stockblock	Roth	Rosenblatt
The date of this prospectus supplement is    , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.
Before buying any of the securities that are offered by this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the sales agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, any accompanying prospectus or any free writing prospectus we have prepared. Neither we nor the sales agents take responsibility for or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, any applicable prospectus or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus supplement contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
On April 13, 2023 (the “Closing Date”), we consummated our previously announced business combination pursuant to that certain Amended and Restated Agreement and Plan of Merger dated December 15, 2021 (as amended on May 30, 2022, December 2, 2022 and March 7, 2023, the “Merger Agreement”), by and among Bitdeer Technologies Holding Company, Bitdeer Technologies Group, Blue Safari Group Acquisition Corp. (“BSGA”), Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Bitdeer

Technologies Group (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Bitdeer Technologies Group (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”).
As contemplated by the Merger Agreement, (i) BSGA Merger Sub 1 merged with and into BSGA, with BSGA surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “First SPAC Merger”), (ii) immediately following the First SPAC Merger, BSGA merged with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Second SPAC Merger”, together with the First SPAC Merger, the “Initial Mergers”), (iii) immediately following the Initial Mergers, Bitdeer Merger Sub merged with and into Bitdeer, with Bitdeer surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Acquisition Merger”, together with the Initial Mergers and other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of and upon consummation of the Business Combination, the shareholders of Bitdeer and securityholders of BSGA became shareholders and securityholders of our company, Bitdeer Technologies Group.

MARKET PRICE INFORMATION
Class A Ordinary Shares are currently listed on Nasdaq under the symbol “BTDR”. On March 27, 2024, the closing price for each Class A Ordinary Share was US$6.92. The market price of Class A Ordinary Shares could vary at any time.
FREQUENTLY USED TERMS
In this prospectus supplement, unless the context otherwise requires, the “Company,” “Bitdeer” and references to “we,” “us,” or similar such references should be understood to be references to Bitdeer Technologies Group and its subsidiaries. When this document refers to “Bitdeer” “we,” “us,” or similar such references in the context of discussing Bitdeer’s business or other affairs prior to the consummation of the Business Combination on April 13, 2023, it refers to the business of Bitdeer Technologies Holding Company and its subsidiaries. Following the date of consummation of the Business Combination, references to “Bitdeer” “we,” “us,” or similar such references should be understood to refer to Bitdeer Technologies Group and its subsidiaries. References to “BSGA” should be understood to refer to Blue Safari Group Acquisition Corp.
Certain amounts and percentages that appear in this document may not sum due to rounding. Unless otherwise stated or unless the context otherwise requires, in this document:
“Bitdeer Convertible Note” means the US$30,000,000 8% coupon unsecured convertible notes due July 2023 issued pursuant to such subscription agreement dated July 23, 2021 between Bitdeer and VENTE Technology Growth Investments L.P. as the noteholder, as amended by the First Amendment to Definitive Certificate for the Convertible Notes, dated December 15, 2021, by the same parties, and further amended by the Second Amendment to Definitive Certificate for the Convertible Notes, dated July 22, 2023, by the same parties, as a result of which we have repaid US$7 million in principal (and interest accrued thereon from July 1, 2023) of the then outstanding notes, and extended the maturity of the Bitdeer Convertible Note to July 21, 2025, by when we will pay the remainder of the notes.
“Bitdeer Merger Sub” or “Merger Sub 3” means Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of the Company.
“Bitdeer Ordinary Shares” means the ordinary shares in the share capital of Bitdeer.
“Bitdeer Plan” means the 2021 Share Incentive Plan adopted by Bitdeer on July 20, 2021, as amended from time to time.
“Bitdeer Preference Shares” means the preference shares in the share capital of Bitdeer.
“Bitdeer RSUs” means the restricted share units to acquire Bitdeer Shares issued pursuant to an award granted under the Bitdeer Plan.
“Bitdeer Shares” means the Bitdeer Ordinary Shares and the Bitdeer Preference Shares.
“Bitdeer Total Shares” means, as of immediately prior to the Acquisition Effective Time (as defined in the Merger Agreement), (i) the sum of the number of issued and outstanding Bitdeer Shares (on an as-converted basis), (ii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon the settlement of all vested Bitdeer RSUs as of immediately prior to the Acquisition Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Bitdeer RSUs in connection with the consummation of the Acquisition Merger) and (iii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon conversion of the Bitdeer Convertible Note.
“Business Combination” means the transactions contemplated by the Merger Agreement. “Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Class V Ordinary Shares” means the Class V ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Closing Date” means April 13, 2023.
“COVID-19” means the novel coronavirus.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing the Per Share Equity Value by US$10.00, which is approximately 0.00858.
“IAS” means International Accounting Standard.
“IASB” means International Accounting Standards Board.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Investment Company Act” or “1940 Act” means the Investment Company Act of 1940, as amended.
“JOBS Act” means the Jumpstart our Business Startups Act of 2012.
“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated December 15, 2021, by and among the Company, BSGA, Bitdeer and other parties thereto, which amended and restated the Agreement and Plan of Merger dated November 18, 2021, as amended by (i) the First Amendment to Amended and Restated Agreement and Plan of Merger, dated May 30, 2022, by and among the same parties, (ii) the Second Amendment to Amended and Restated Agreement and Plan of Merger, dated December 2, 2022, by and among the same parties, and (iii) the Third Amendment to Amended and Restated Agreement and Plan of Merger, dated March 7, 2023, by and among the same parties.
“Nasdaq” means the Nasdaq Stock Market.
“Ordinary Shares” means Class A Ordinary Shares and/or Class V Ordinary Shares (as appropriate).
“PFIC” means a passive foreign investment company.
“Per Share Equity Value” means the quotient obtained by dividing US$1.18 billion by the Bitdeer Total Shares.
“Rule 144” means Rule 144 under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“U.S. Dollars” and “US$” means United States dollars, the legal currency of the United States.
“U.S. GAAP” means generally accepted accounting principles in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.
Bitdeer desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:
•	price and volatility of Bitcoin and other cryptocurrencies;
•	our ability to maintain competitive positions in proprietary hash rate;
•	our ability to procure mining machines at a lower cost;
•	our ability to expand mining datacenters;
•	our ability to control electricity cost;
•	our ability to make effective judgments regarding pricing strategy and resource allocation;
•	our ability to upgrade and expand product offerings;
•	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations;
•	the impact of health epidemics, including the COVID-19 pandemic;
•	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;
•	the risks that the Business Combination’s benefits do not meet the expectations of investors or securities analysts;
•	the volatility of the market price of the Class A Ordinary Shares, which could cause the value of your investment to decline;
•	the risk that an active trading market for Class A Ordinary Shares may never develop or be sustained;
•	potential litigation relating to the Business Combination;
•	our ability to maintain the listing of Class A Ordinary Shares on the Nasdaq;
•	the price of our securities has been and may continue to be volatile;
•	unexpected costs or expenses;
•	future issuances, sales or resales of Class A Ordinary Shares;
•	an active public trading market for our Class A Ordinary Shares may not develop or be sustained; and
•	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus supplement. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”
Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

SUMMARY OF THE PROSPECTUS SUPPLEMENT
This summary highlights selected information from this prospectus supplement or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision.
The Company
Overview
We are a world-leading technology company for blockchain and high-performance computing. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. We also offer advanced cloud capabilities to customers with high demand for artificial intelligence. Headquartered in Singapore, we currently operate six mining datacenters in the United States, Norway and Bhutan with an aggregate electrical capacity of 895MW as of February 29, 2024. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of February 29, 2024, our proprietary hash rate reached 8.4 EH/s. Together with the 13.6 EH/s hosting hash rate generated from mining machines hosted in our mining datacenters, we possessed a total of 22.0 EH/s of hash rate under management as of February 29, 2024.
To date, we primarily operate three business lines – “self-mining,” “hash rate sharing” and “hosting.” Self-mining (formerly known as “proprietary mining”) refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, we sell our proprietary hash rate to customers. We offer hash rate subscription plans at fixed price and share mining income with them under certain arrangements. Through Hash Rate Marketplace, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining machine hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining machines from which they derive computing power under a “group-buying” model, or send their mining machines to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount.
We source mining machines from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. As a result, the majority of our mining machines are spot machines for the most recent and most commonly used models procured at a favorable price, which ensures high energy efficiency and stable hash rate supply both in quality and in quantum. We also engage in the sales of mining machines from time to time. We stay at the forefront of technology development. As a market player who is able to obtain a hash rate unit of 1TH/s through our hash rate slicing technology, we have been successfully maintaining a less than 1% fluctuation for 99% of our hash rate sales contracts as of December 31, 2023.
Corporate Information
We were created as “Bitdeer Technologies Holding Company” in January 2021 to separate the Cloud Hash Rate business, the self-mining business and the business of providing dynamic hosting solutions (collectively, the “Bitdeer Business”) and the mining pool business (the “BTC.com Pool Business”), following a corporate reorganization of BitMain Technologies Holding Company. In February 2021, we established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) to separate the BTC.com Pool Business following a corporate reorganization of our group. The separation was consummated in April 2021, when we distributed by way of dividend in kind the shares of Blockchain Alliance to the then existing shareholders of our group.

In April 2023, the Business Combination was completed, upon which “Bitdeer Technologies Group”, an exempted company under the laws of Cayman Islands, became the ultimate corporate parent of our group, and the Class A Ordinary Shares were listed on the Nasdaq under the symbol “BTDR.”
Our registered office is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, and our principal executive office is 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our principal website address is https://www.bitdeer.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.
Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our most recent Annual Report on Form 20-F, incorporated herein by reference.
Controlled Company
Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:
•	that a majority of the board of directors consists of independent directors;
•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.
We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

THE OFFERING
Class A Ordinary Shares offered by us
Class A Ordinary Shares having an aggregate offering price of up to US$250,000,000.
Class A Ordinary Shares outstanding prior to this offering
67,312,909 Class A Ordinary Shares, excluding 606,756 Class A Ordinary Shares that have been repurchased but not cancelled and 6,695,228 class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans.
Plan of Distribution
“At the market offering” that may be made from time to time through or to the sales agents, as agent or principal. See “Plan of Distribution” on page S-16 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” and the other information included in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Ordinary Shares
Nasdaq Stock Market symbol
Class A Ordinary Shares: “BTDR”

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to the Offering
Purchasers of Class A Ordinary Shares in this offering will experience immediate and substantial dilution in the book value of their investment.
The price per Class A Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. Assuming that an aggregate of 36,127,168 Class A Ordinary Shares are sold at a price of $6.92 per share, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 27, 2024, for aggregate gross proceeds of approximately $250.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.18 per share. For a more detailed discussion of the foregoing see the section entitled “Dilution” below.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for Class A Ordinary Shares. We cannot assure you that we will be able to sell Class A Ordinary Shares or other securities in any other offering at a price per Class A Ordinary Share that is equal to or greater than the price per Class A Ordinary Share paid by investors in this offering, and investors purchasing Class A Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Class A Ordinary Share at which we sell additional Class A Ordinary Shares or other securities convertible into or exchangeable for Class A Ordinary Shares in future transactions may be higher or lower than the price per Class A Ordinary Share in this offering.
The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of Class A Ordinary Shares that are sold by the sales agents after we deliver a placement notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible to predict the number of Class A Ordinary Shares that will be ultimately sold or the resulting gross proceeds.
The Class A Ordinary Shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our Class A Ordinary Shares in this offering at different times will likely pay different prices.
Investors who purchase our Class A Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of Class A Ordinary Shares sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A Ordinary Shares and dilution as a result of sales made at prices lower than the prices they paid.
Future sales, or the possibility of future sales of, a substantial number of our Class A Ordinary Shares may depress the price of such securities.
Future sales of a substantial number of our Class A Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of the Company’s Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.

For example, on August 8, 2023, we entered into a purchase agreement with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) (the “purchase agreement”) pursuant to which B. Riley Principal Capital II committed to purchase up to US$150,000,000 of our Class A Ordinary Shares, subject to certain limitations and conditions set forth in the purchase agreement (such arrangement under the purchase agreement, the “committed equity financing”). As of February 29, 2024, US$109.7 million of the total US$150,000,000 capacity remains available under the committed equity financing, and it is not possible to predict the actual number of Class A Ordinary Shares, if any, we will continue to sell under the committed equity financing, or the actual gross proceeds resulting from those sales. Additionally, the sale of a substantial number of Class A Ordinary Shares pursuant to this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into our Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.
We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retains broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.
Risks Related to Our Securities
Future sales, or the possibility of future sales of, a substantial number of our Ordinary Shares may depress the price of such securities.
Future sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of the Company’s Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.
On August 8, 2023, we entered into an ordinary shares purchase agreement (the “Equity Financing Purchase Agreement”) and a registration rights agreement (the “Equity Financing Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Pursuant to the Equity Financing Purchase Agreement, subject to the satisfaction of the conditions set forth in the Equity Financing Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to US$150,000,000 of our Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Equity Financing Purchase Agreement, from time to time during the term of the Equity Financing Purchase Agreement. We filed a registration statement, which was declared effective on September 20, 2023, to register the resale of up to 150,000,000 Class A Ordinary Shares. Given this substantial number of shares available for resale, the sale of shares by such holders, or the perception in the market that holders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Class A Ordinary Shares or result in a significant decline in the public trading price of our Class A Ordinary Shares. Further, the purchase price for the shares that we may sell to B. Riley Principal Capital II under our committed equity financing will fluctuate based on the price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall. If and when we do sell Class A Ordinary Shares to B. Riley Principal Capital II, after B. Riley Principal Capital II has acquired the Class A Ordinary Shares, B. Riley Principal Capital II may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley Principal Capital II by us could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of shares of our Class A Ordinary Shares to B. Riley Principal Capital II, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. The decision to sell any shares of our Class A Ordinary Shares to sell to B. Riley Principal Capital II under the committed equity financing will depend on market conditions, the trading prices of our Class A Ordinary Shares and other considerations, and we cannot guarantee the extent to which we may utilize the committed equity financing.

The market price of Class A Ordinary Shares may be volatile, and you may lose some or all of your investment.
The price of Class A Ordinary Shares may fluctuate due to a variety of factors, including:
•	changes in the industries in which we operate;
•	developments involving our competitors;
•	changes in laws and regulations affecting our business;
•	variations in our operating performance and the performance of our competitors in general;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	publication of research reports by securities analysts about us or our competitors or our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	actions by holders in respect of any of their Class A Ordinary Shares;
•	additions and departures of key personnel;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	the volume of Class A Ordinary Shares available for public sale; and
•
general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, volatility in the markets, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability, and acts of war or terrorism.

In particular, the market price of Class A Ordinary Shares could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond our control, such as continued industry-wide fallout from the Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi throughout calendar year 2022. Although we have no exposure to any of the cryptocurrency market participants that filed for Chapter 11 bankruptcy in 2022, or who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for; and we do not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions; the price of Class A Ordinary Shares may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of price of Class A Ordinary Shares.

USE OF PROCEEDS
We may offer and sell our ordinary shares having an aggregate offering price of up to US$250,000,000 from time to time through or to the sales agents. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We currently intend to use the net proceeds from this offering, if any, to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering, if any, will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.
Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.
DIVIDEND POLICY
We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.
The distribution of dividends may also be limited by the Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under the Company’s articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See “Description of Securities” and “Tax Considerations” for additional information.

DILUTION
If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Ordinary Shares immediately after this offering. Our net tangible book value of our Ordinary Shares as of December 31, 2023 was approximately US$312.5 million, or approximately US$2.79 per share of Ordinary Shares based upon 111,966,298 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2023.
After giving effect to the sale of our Ordinary Shares in the aggregate amount of US$250,000,000 at an assumed offering price of US$6.92 per share, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Stock Market on March 27, 2024, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been US$554.5 million, or US$3.74 per ordinary share. This represents an immediate increase in net tangible book value of US$0.95 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of US$3.18 per ordinary share to new investors in this offering.
The following table illustrates this calculation on a per ordinary share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of Ordinary Shares sold and other terms of the offering determined at the time our Ordinary Shares are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our Ordinary Shares in the aggregate amount of US$250,000,000 is sold at the assumed offering price of US$6.92 per Ordinary Share, the last reported sale price of our Ordinary Shares on The Nasdaq Stock Market on March 27, 2024. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per ordinary share		US$6.92
Net tangible book value per ordinary share as of December 31, 2023	US$2.79
Increase in net tangible book value per ordinary share attributable to the offering	US$0.95
As adjusted net tangible book value per ordinary share after giving effect to the offering		US$3.74
Dilution per share to new investors participating in the offering		US$3.18
The above discussion and table are based on 111,966,298 ordinary shares outstanding as of December 31, 2023. The number of ordinary shares outstanding as of December 31, 2023 excludes:
•	606,756 Class A Ordinary Shares that have been repurchased but not cancelled;
•	5,436,385 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans.
The foregoing table does not give effect to the exercise of any outstanding options, warrants or vesting of any restricted share units or restricted shares. To the extent options or warrants are exercised or restricted share units or restricted shares vest, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with B. Riley Securities, Cantor, Needham, StockBlock, Roth and Rosenblatt, under which we may offer and sell our Class A Ordinary Shares from time to time through or to B. Riley Securities, Cantor, Needham, StockBlock, Roth and Rosenblatt, each acting as agent or principal (each a “sales agent” and collectively, the “sales agents”). Pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell up to US$250,000,000 of our Class A Ordinary Shares. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell Class A Ordinary Shares under the sales agreement, we will notify a sales agent of the number of Class A Ordinary Shares to be sold, the time period during which such sales are requested to be made, any limitation on the number of Class A Ordinary Shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed such sales agent, unless the sales agent decline in writing to accept the terms of such notice, such sales agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Class A Ordinary Shares up to the amount specified on such terms. We have no obligation to sell any Class A Ordinary Shares under the sales agreement. The obligations of the sales agents under the sales agreement to sell our Class A Ordinary Shares are subject to a number of conditions that we must meet.
The settlement of sales of our Class A Ordinary Shares between us and the sales agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, settlement for any securities offered under this prospectus supplement on or after May 28, 2024, may occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the sales agents a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A Ordinary Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and the sales agents otherwise agree, we will reimburse the sales agents for the fees and disbursements of their counsel, payable upon execution of the sales agreement, in an amount not to exceed US$100,000, in addition to certain ongoing disbursements of their legal counsel unless we and the sales agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately US$378,700. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our ordinary shares in this offering.
The sales agents will provide written confirmation to us as soon as practicable after the close on Nasdaq on each day on which ordinary shares are sold under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of ordinary shares on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities.
The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
The sales agents and their respective affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received or may in the future receive customary fees. In particular, we and B. Riley Principal Capital II, LLC, an affiliate of B. Riley Securities, are party to that certain Ordinary Share Purchase Agreement, dated as of August 8, 2023, pursuant to which we have the right to sell to B. Riley Principal Capital II, LLC up to US$150,000,000 of our Class A Ordinary Shares. To the extent required by Regulation M under the Exchange Act, none of the sales agents will engage in any market-making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by each sales agent, and each sales agent may distribute the prospectus supplement and the accompanying prospectus electronically. The address of B. Riley Securities, Inc. is 299 Park Avenue, 21st Floor, New York, NY 10171. The address of Cantor Fitzgerald & Co. is 110 E 59th St., 6th Floor, New York, NY 10022. The address of Needham & Company, LLC is 250 Park Avenue, 10th Floor, New York, NY 10177. The address of StockBlock Securities LLC is 600 Lexington Avenue, 32nd Floor, New York, New York 10022. The address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. The address of Rosenblatt Securities Inc. is 40 Wall Street, New York, NY 10005.

TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Ordinary Shares by a “U.S. Holder” (as defined below). This discussion applies only to Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:
•	banks or other financial institutions;
•	insurance companies;
•	mutual funds;
•	pension or retirement plans;
•	S corporations;
•	broker or dealers in securities or currencies;
•	traders in securities that elect mark-to-market treatment;
•	regulated investment companies;
•	real estate investment trusts;
•	trusts or estates;
•	tax-exempt organizations (including private foundations);
•	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar;
•	certain U.S. expatriates or former long-term residents of the United States;
•	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;
•	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;
•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;
•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;
•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and
•	corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.
This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:
•	an individual who is a U.S. citizen or resident of the United States;
•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Ordinary Shares
Subject to the PFIC rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.
As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.
Sale or Other Taxable Disposition of Ordinary Shares
Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.
If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.
U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.
Passive Foreign Investment Company Rules
The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
Based on the Company’s analysis of its income, assets, activities, and market capitalization, the Company believes that it was not a PFIC for its taxable year ended December 31, 2023. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Class A Ordinary Shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of the Company’s income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although the Company currently treats these items of income as active, such treatment is uncertain. Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.
Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections
If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.
If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.
The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.
Related PFIC Rules
If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.
THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.
THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

LEGAL MATTERS
Bitdeer is being represented by Cooley LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of Ordinary Shares has been passed on by Ogier. The Agents are being represented by Duane Morris LLP in connection with this offering.
EXPERTS
The consolidated financial statements of Bitdeer Technologies Group and its subsidiaries as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, as incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of MaloneBailey, LLP is 10370 Richmond Avenue, Houston, TX 77042.
EXPENSES
The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.
Amount
SEC registration fee	—
FINRA filing fee	—
Accounting fees and expenses	US$115,000
Legal fees and expenses	US$100,000
Financial printing and miscellaneous expenses	US$15,000
Total	US$230,000
ENFORCEABILITY OF CIVIL LIABILITY
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•	political and economic stability;
•	an effective judicial system;
•	tax neutrality;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.
However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:
(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024;
•
the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus supplement or such prospectus supplement (i) after the filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the completion of an offering of securities under this prospectus supplement.
Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Tel: +65 62828220
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement.

Bitdeer Technologies Group
Up to US$250,000,000
Class A Ordinary Shares
PROSPECTUS SUPPLEMENT
B. Riley Securities	Cantor	Needham & Company
StockBlock	Roth	Rosenblatt
   , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our currently effective memorandum and articles of association provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements with each of our directors and executive officers in connection with the closing of the Business Combination. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.
Item 9.	Exhibits and Financial Statement Schedules.
(a)	Exhibits
See the Exhibit Index.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.
(b)	Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
Item 10.	Undertakings.
The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)	to include any prospectus required by section 10(a)(3) of the Securities Act;
(2)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(1)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(g)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX
		Incorporation by Reference
Exhibit No.	Description of Document	Form	File No.	Exhibit No	Filing Date
1.2*†
At Market Issuance Sales Agreement, dated as of March 18, 2024, among Bitdeer Technologies Group, B. Riley Securities, Inc., Cantor Fitzgerald & Co., Needham & Company, LLC, StockBlock Securities LLC, Roth Capital Partners, LLC and Rosenblatt Securities Inc.

2.1*†	Amended and Restated Agreement and Plan of Merger, dated as of December 15, 2021, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.1	March 23, 2023
2.2*†	First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2022, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.2	March 23, 2023
2.3*†	Second Amendment to Amended and Restated Agreement and Plan of Merger, dated as of December 2, 2022, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.3	March 23, 2023
2.4*	Third Amendment to Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2023, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.4	March 23, 2023
3.1*	Amended and Restated Memorandum and Articles of Association of the Company, effective on April 13, 2023	20-F	001-41687	1.1	April 19, 2023
4.1*	Specimen Ordinary Share Certificate of the Company	F-4	333-270345	4.1	March 23, 2023
4.2*†	Ordinary Share Purchase Agreement, dated as of August 8, 2023, by and between Bitdeer Technologies Group and B. Riley Principal Capital II, LLC	6-K	001-41687	10.1	August 9, 2023
4.3*	Registration Rights Agreement, dated as of August 8, 2023, by and between Bitdeer Technologies Group and B. Riley Principal Capital II, LLC	6-K	001-41687	10.2	August 9, 2023
4.4*	Form of Indenture
4.5*	Form of Ordinary Share Warrant Agreement
4.6*	Form of Debt Securities Warrant Agreement
5.1*	Opinion of Ogier as to the validity of Class A Ordinary Shares to be issued
5.2*	Opinion of Cooley LLP
23.1**	Consent of MaloneBailey, LLP
24.1	Power of Attorney (included on signature page)
107*	Calculation of Filing Fee Table
*	Previously Filed
**	Filed herewith.
†
Schedules and certain portions of the exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

#	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore, on March 28, 2024.
Bitdeer Technologies Group

By:	/s/ Jihan Wu
	Name:	Jihan Wu
	Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jihan Wu	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 28, 2024
Jihan Wu

/s/ *	Director and Chief Business Officer	March 28, 2024
Linghui Kong

/s/ *	Director	March 28, 2024
Chao Suo

/s/ *	Director and Chief Financial Officer, Business Operations (Principal Financial and Accounting Officer)	March 28, 2024
Jianchun Liu

/s/ *	Director	March 28, 2024
Naphat Sirimongkolkasem

/s/ *	Director	March 28, 2024
Sheldon Trainor-Degirolamo

/s/ *	Director	March 28, 2024
Guang Yang
*	By:	/s/ Jihan Wu
Name: Jihan Wu
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bitdeer Technologies Group, has signed this registration statement in New York, New York on March 28, 2024.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.